UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 20, 2024

Mondee Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39943	88-3292448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10800 Pecan Park Blvd Suite 400 Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)
(866) 855-9630
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MOND	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of delisting or failure to satisfy a continued listing rule or standard; transfer of listing

On November 20, 2024, Mondee Holdings, Inc. (the “Company”) received a notification letter (the “Letter”) from the Listing Qualifications Department of the NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Company is not in compliance with NASDAQ Listing Rule 5250(c)(1), as a result of the Company’s delay in filing its Periodic Report on Form 10-Q for the three month period ended September 30, 2024 (the “Form 10-Q”). The Form 10-Q was due on November 18, 2024, as extended by the Company’s filing of a Form 12b-25 on November 12, 2024. As previously announced, the delay in filing the Form 10-Q is a result of the Company’s inability to file the Form 10-Q without unreasonable effort or expense to the Company. The Letter has no immediate effect on the listing or trading of the Company’s Class A common stock, par value $0.0001 (the “Common Stock”) on the NASDAQ Global Select Market. The Letter stated that, under NASDAQ rules, the Company has 60 calendar days, or until January 20, 2025, to regain compliance or to submit a plan to do so, and that if a plan is submitted and accepted, NASDAQ could grant the Company an exception of up to 180 calendar days from the filing’s due date, or until May 19, 2025, to regain compliance. On November 25, 2024, the Company's Board of Directors (the “Board”) determined that the Company does not plan to submit a plan to regain compliance with NASDAQ rules and does not plan to appeal NASDAQ’s subsequent delisting of its Common Stock from NASDAQ.

On November 26, 2024, the Company issued a press release announcing the receipt of the Letter. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure provided in Item 5.02 of this Current Report on Form 8-K with respect to the Shares is hereby incorporated by reference into this Item 3.02. These Shares were issued in reliance upon the exemption from registration provided by Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), for transactions not involving a public offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Leave of Absence of Prasad Gundumogula as Chief Executive Officer

On November 21, 2024, Prasad Gundumogula informed the Board of his request to take a leave of absence as Chief Executive Officer (“CEO”) of the Company, effective as of November 25, 2024. The Board accepted Mr. Gundumogula’s request for leave of absence.

Appointment of Jesus Portillo as CEO and Member of the Board

In connection with Mr. Gundumogula’s leave of absence as CEO, on November 25, 2024, the Board has appointed Jesus Portillo to serve as CEO of the Company, effective as of November 25, 2024. In connection with Mr. Portillo’s appointment as CEO, the Company and Mr. Portillo entered into that certain Addendum Agreement (the “Portillo Amendment”), amending Mr. Portillo’s Employment Agreement with the Company, dated April 20, 2023, which was previously filed as Exhibit 10.34 to the Company’s Form 10-K for the fiscal year ended December 31, 2023 (the “Portillo Agreement”). Pursuant to the Portillo Amendment, Mr. Portillo will also be appointed as a member of the Board, effective November 25, 2024.

Pursuant to the Portillo Amendment, Mr. Portillo will: (i) retain his current duties and responsibilities as Chief Financial Officer of the Company; (ii) report directly to the Board; (iii) carry out the duties and responsibilities normally incidental to the position of CEO, as well as such additional duties as may be assigned by the Company or the Board; (iv) Mr. Portillo shall have final signatory authority on behalf of the Company and will have final authority to bind the Company as to any written instruments or legal documents; and (v) Mr. Portillo shall be appointed as a director to the Board.

In connection with Mr. Portillo’s appointment as a member of the Board, Mr. Portillo is eligible to receive compensation under the Company’s Board Services Agreement (the “Board Services Agreement”), a form of which was filed as Exhibit 10.13 to the Company’s Form 8-K filed with the SEC on July 20, 2022. However, Mr. Portillo has chosen to waive compensation under the Board Services Agreement. Pursuant to the Portillo Amendment, Mr. Portillo shall receive: (i) an increased annualized base salary of $500,000 (the “Base Salary”); (ii) an award of 600,000 shares of Common Stock, par value $0.0001 per share, which shall vest immediately (the “Shares”); (iii) a retention bonus of $450,000, payable in equal installments commencing on the first pay period after execution of the Portillo Amendment and continuing over the next 5 pay periods.

The Portillo Amendment provides that, in the event that Mr. Portillo is terminated by the Company without Cause (as defined in the Portillo Agreement) or by Mr. Portillo for Good Reason (as defined in the Portillo Agreement) (each, a “Qualifying Termination”) in the first 12 months after execution of the Portillo Amendment, the Company is obligated to make severance payments to Mr. Portillo in an aggregate amount equal to 24-months worth of (i) Mr. Portillo’s Base Salary and (ii) health insurance premium reimbursements in the event Mr. Portillo elects to continue coverage for himself and his dependents under the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). If a Qualifying Termination occurs after the 12 month period following execution of the Portillo Amendment, the Company is obligated to make severance payments to Mr. Portillo in an aggregate amount equal to 12-months worth of (i) Mr. Portillo’s Base Salary for the year in which such termination occurs and (ii) health insurance premium reimbursements in the event Mr. Portillo elects to continue coverage for himself and his dependents under the Company’s group health plans pursuant to COBRA.

The selection of Mr. Portillo to serve as the CEO was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Portillo and any director or executive officer of the Company, and there are no transactions between Mr. Portillo and the Company that would be required to be reported under Item 404(a) of Regulation S-K, other than (i) the Portillo Agreement, which was previously filed as Exhibit 10.34 to the Company's Form 10-K for the fiscal year ended December 31, 2023 and (ii) the standard form of indemnification and advancement agreement between the Company and Mr. Portillo, which was previously reported in the Company's Current Report on Form 8-K, filed April 20, 2023, and a form of which was filed as Exhibit 10.15 to the Company's Form 10-K for the fiscal year ended December 31, 2023.

The foregoing summary of the Portillo Amendment does not purport to be complete and is qualified in its entirety by reference to the Portillo Amendment, attached hereto as Exhibit 10.1 and incorporated herein by reference.

For more information on Mr. Portillo’s biography and any related party transactions, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (including the information incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A for our 2024 Annual Shareholders Meeting, filed with the Securities and Exchange Commission on April 29, 2024).

Item 7.01 Regulation FD Disclosure

On November 26, 2024, the Company issued a press release announcing the changes above. The press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

The information in this report furnished pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 2.02 of this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1+	Addendum Agreement to Employment Agreement by and between the Company and Jesus Portillo, dated November 25, 2024	Filed herewith
99.1	Press Release dated November 26, 2024	Furnished herewith
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)
+	Indicates management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDEE HOLDINGS, INC.

Dated: November 26, 2024

	By:	/s/ Jesus Portillo
Name: Jesus Portillo Title: Chief Executive Officer and Chief Financial Officer